EXHIBIT 10.2

California Hedge Fund Inc.

2800 GLADES CIR STE 159

WESTON, FL 33327

May 15, 2026

APEX Tech Acquisition Inc.

13501 Katy Freeway

Houston, TX 77079

Attention: Shaoren Liu, Chief Executive Officer

Amendment No. 1 to Finder's Engagement Agreement

This Amendment No. 1 (this "Amendment") to the Finder's Engagement Agreement dated March 15, 2026 (the "Agreement") is entered into as of the date first written above, by and between California Hedge Fund Inc. (the "Finder") and APEX Tech Acquisition Inc. (the "Company"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

The Parties hereby agree to amend the Agreement as follows:

1.  Amendment to Section 4(a) – Retainer.

Section 4(a) of the Agreement is hereby amended and restated in its entirety as follows:

"(a) Retainer. The total retainer fee payable by the Company to Finder under this Agreement shall be $500,000 (five hundred thousand U.S. dollars) (the "Retainer"). The Company has previously paid to Finder the sum of $250,000 (two hundred fifty thousand U.S. dollars) on account of the Retainer. The remaining balance of $250,000 (two hundred thousand U.S. dollars) shall be due and payable by the Company to Finder upon the execution of this Amendment. The Retainer shall be earned upon receipt and shall not be credited against any other fees payable hereunder."

2.  Amendment to Section 4(b) – Success Fee.

Section 4(b) of the Agreement is hereby amended and restated in its entirety as follows:

"(b) Success Fee. Upon the closing (or closings) of a Transaction, the Company shall pay to Finder a success fee in the amount of $4,500,000 (four million five hundred thousand U.S. dollars), or such other amount as may be mutually agreed upon in writing by the Parties (the "Success Fee"). The Success Fee shall be payable in cash via wire transfer upon closing, in accordance with payment instructions to be provided by Finder."

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3.  Full Force and Effect.

Except as expressly amended hereby, all terms and conditions of the Agreement shall remain in full force and effect and are hereby ratified and confirmed. In the event of any conflict between this Amendment and the Agreement, the terms of this Amendment shall control.

4.  Counterparts.

This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Delivery by electronic or facsimile transmission shall constitute valid and sufficient delivery.

Please confirm your agreement with the foregoing by signing and returning this Amendment to Finder.

Very truly yours,

California Hedge Fund Inc.

By:
Name:	Daniel Carter
Title:	Duly Authorized Signatory

ACCEPTED AND AGREED AS OF THE DATE FIRST ABOVE WRITTEN:

APEX Tech Acquisition Inc.

By:
Name:	Shaoren Liu
Title:	Chief Executive Officer

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